SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : April 28, 2004

SURREY BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	0000-50313	59-3772016
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 North Renfro Street, Mount Airy, NC	27030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 783-3900

Not Applicable

(Former name of former address, if changed since last report)

Item 9. Regulation FD Disclosure

The following information is furnished pursuant to this Item 9.

On April 28, 2004, the annual meeting of Surrey Bancorp was held. In that meeting the shareholders approved the following:

•	The election of eight directors to serve a one year term until the Annual Meeting of Shareholders in 2005, or until their successors have been elected and qualified. The nominees for election to the eight board seats were; Edward C. Ashby, III, William A. Johnson, Elizabeth Johnson Lovill, Robert H. Moody, F. Eugene Rees, Tom G. Webb, Buddy E. Williams, and Hylton Wright. Each director was elected with over 99% of the votes cast voting for the nominees.

Shareholders of record at the close of business on March 1, 2004 were entitled to notice of the meeting, and to vote at the meeting and any adjournment thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SURREY BANCORP

Date: June 4, 2004	By:	/s/ Mark H. Towe
Mark H. Towe, Chief Financial Officer